WRITTEN ACTION OF SOLE DIRECTOR OF
Indoor Harvest, Corp.

AMENDMENT TO Executive Employment Agreement dated September 1, 2013

1.
RESOLVED AND AGREED that: Chad Sykes $70,000 base salary annually as CEO of the Corporation under the Executive Employment Agreement dated September 1, 2013 attached hereto, the terms of which are ratified, confirmed and approved by the Corporation, is reduced to $64,166 annually pro-rated for the period September 1, 2013 to December 31, 2013, thus eliminating a payment of $5,833 for December 2013 and making the total payment due under the Executive Employment Agreement for the period September 1, 2013 to December 31, 2013 as follows:

2.
FURTHER RESOLVED AND AGREED that Chad Sykes base salary annually as CEO of the Corporation under the Executive Employment Agreement for the calendar 2014 will be increased to $75,829 with two payments of $5,833 to be paid in January 2014, and thereafter.

3.
FURTHER RESOLVED AND AGREED that Starting January 1, 2014, the term of the Executive Employment Agreement as set forth in paragraph 12(b) shall be from January 1 each year rather than September 1 each year.

4.	This document shall also constitute an Amendment to the Executive Employment Agreement dated September 1, 2013 attached hereto.

5.
Any and all officers of the Corporation be, and they each hereby are, authorized in its name and on its behalf to execute and deliver any documents and agreements as necessary to implement the foregoing containing such other terms and conditions as such officers in their sole discretion, determine to be necessary, appropriate or desirable, any such determination to be conclusively evidenced by the execution and delivery of such agreements or documents.

6.
Any and all officers of the Corporation be, and they hereby are, authorized and directed in its name and on its behalf to do and perform all things and acts, and to execute and deliver or file all instruments, certificates and documents that they shall determine to be necessary, appropriate or desirable to carry out the foregoing resolutions, or any of them, any such determination to be conclusively evidenced by the doing or performing of any such act or thing or the execution and delivery of any such instrument, certificate or document.

Effective as of December 31, 2013

For the Corporation:

Name	Signature	Position
Chad Sykes	/s/ Chad Sykes	Director

Agreed and Accepted:

/s/ Chad Sykes
__________________________
Chad Sykes, individually as Employee under the Executive Employment Agreement attached hereo